                         Consent of Independent Auditors

To the Board of Directors
Tally-Ho Ventures, Inc.
Glendale, California

We hereby consent to the incorporation in this Form SB-2/A Registration
Statement of our report dated March 30, 2003 relating to the financial statements of Tally-Ho Ventures, Inc. for the period from November 21, 2002
(Inception) through December 31, 2002.

November 7, 2003

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas